EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-07964, No. 333-13244, No. 333-13246, No. 333-13248, No. 333-13250, No. 333-13252, No. 333-13254, No. 333-14236, No. 333-111931 and No. 333-123981) pertaining to The Directors’ Share Option Plan, The Radcom Ltd. 1998 Share Option Plan, The Radcom Ltd. 1998 Employees Bonus Plan, The Radcom Ltd. International Employee Stock Option Plan, The 2000 Share Option Plan, The 2001 Share Option Plan and The 2003 Share Option Plan and Form F-3 (File No. 333-152848 and No. 333-170512) of the Company and in the related Prospectus of our report dated March 29, 2012, with respect to the consolidated financial statements of RADCOM Ltd. and subsidiaries included in this Annual Report on Form 20-F for the year ended December 31, 2011.

Tel-Aviv, Israel March 29, 2012	s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global